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                                                                    EXHIBIT 10-b












                          ADC TELECOMMUNICATIONS, INC.

                     ACCESS PLATFORM SYSTEMS INCENTIVE PLAN

                                7/1/94 - 10/31/96


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                          ADC TELECOMMUNICATIONS, INC.
                             ACCESS PLATFORM SYSTEMS
                                 INCENTIVE PLAN
                                7/1/94 - 10/31/96


I.   PLAN NAME AND EFFECTIVE DATE

The name of this Plan is the ADC Telecommunications, Inc. ("Company") Access Platform Systems Incentive Plan, effective July 1, 1994 through October 31, 1996 and is being implemented under and pursuant to the ADC Telecommunications, Inc. 1991 Stock Incentive Plan (the "1991 Plan").

II.  PURPOSE

The purpose of the Plan is to aid in maintaining and developing key employees of the Company capable of assuring the future success of the Company's Access Platform Systems division, to offer such personnel incentive to put forth maximum efforts for the success of the Company's Access Platform Systems division and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

III. ADMINISTRATION

This Plan will be administered by the Compensation and Organization Committee of the Board of Directors of the Company (the "Board"), or such other Committee designated by the Board pursuant to the 1991 Plan (the "Committee"). Subject to the complete and full discretion of the Board of Directors, the Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply, and make any exceptions to the terms of the Plan.

IV.  ELIGIBILITY

Because of the critical nature of the Access Platform Systems Division objectives, the Committee has designated as key employees all regular status Access Platform Systems employees and other ADC employees who will work full-time on Access Platform Systems during the term of the Plan, as approved by the Committee, as eligible for participation.

Eligibility will be communicated to the participant by an incentive opportunity statement ("Participant Form") specifying the threshold, target and maximum incentive levels for the participant. Regular Part-Time employees will receive a pro-rata performance award under this Plan based on the number of scheduled hours worked per week. No employee will become a participant in the Plan after 10/31/95.

V.   TIME OF PAYMENT

Cash payments which become due under this Plan will be made as soon as administratively feasible following the achievement of the goals as determined by the Committee. Stock option grants which become due under this Plan will be made immediately following achievement of the goals and the approval of the Compensation and Organization Committee of the Board of Directors.

VI.  PLAN GOALS

See Appendix A

VII. PLAN PAYOUTS

Performance awards issued under the Plan will consist of a combination of cash and stock option grants for the achievement of the four goals. The threshold opportunity is 20% of target and the maximum opportunity is 200% of target.

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A.   CASH INCENTIVES:  For all participants the cash incentive opportunity for the four goals combined is as follows:


     THRESHOLD                       TARGET                 MAXIMUM
     ---------                       ------                 -------
   (20% OF TARGET)               (100% OF TARGET)        (200% OF TARGET)
   ---------------               ---------------         ----------------

       6.0%                            30%                    60%
Cash incentives will be based as a % of annual base salary effective at the time of the goal achievement.

B.   STOCK OPTIONS:

- -    The number of stock options granted will be determined by the goal achievement (e.g. target, threshold, maximum) and salary grade at the time of the goal achievement. The threshold, target, and maximum option shares for each goal is designated on the "Participant Form".

- -    Upon achievement of a Plan goal, the Committee will grant the appropriate number of options for the purchase of Company Common Stock, subject to the terms of individual "Award Agreements" (as defined in the Plan) to be entered into by the Company and each participant following such grants.
     The options to be granted by the Committee under the Plan will include the following terms:

          1) The exercise price of each option shall be equal to the last sale price of the Company Common Stock as reported on the NASDAQ National Market System on the date the stock option grants are made by the Compensation and Organization Committee.

          2) The term of each option granted under the Plan will be for ten years from the date of grant. Each option granted under the Plan will be exerciseable for up to two years following termination of the participant's employment with the Company subject to the expiration date of the stock option.

          3) Stock options will immediately vest at the time of the grant and will be immediately exerciseable by the participant. For participants subject to Section 16 of the Securities Exchange Act of 1934 (basically Senior Company Officers), options granted under the Plan will not be exerciseable until the six-month anniversary of the date of the grant.

          4) Approved stock options will be granted as Qualified Incentive Stock Options (ISOs). Individuals who meet the $100,000 statutory limit will be granted the remaining options as Non-Qualified Stock Options (NQSOs).

C.   INDIVIDUAL AWARDS

How individual awards are determined is shown by the following example:

Assume we have a Plan participant with the following facts:

     Grade 12
     Base salary at the time of goal achievement: $45,000
     Goal #1 achieved at Target

CASH INCENTIVE CALCULATION:
$45,000 (base salary) x 30% (target opportunity) x 25% (goal weight) x 100% (result as a % of target) = $3,375

STOCK OPTION CALCULATION:
304 shares (shares at target for Grade 12 participant) x 25% (goal weight) x 100% (result as a % of target) = 76 shares






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VIII. IMPACT ON OTHER COMPENSATION PROGRAMS

Participants in the Plan will not be eligible for merit increases during FY 1995 and FY 1996 as long as they are participants in this Plan. In addition, participants in this plan who are eligible for participation in the FY 1994 Access Platform Systems Management Incentive Plan will lose eligibility for FY 1994 and will not be eligible for any FY 1995 or FY 1996 Management Incentive Plans as long as they are participants in this Plan. The current "Access Platform Systems 1994 Management Incentive Plan" will be terminated as of the effective date of this Plan.

IX.  IMPACT ON BENEFIT PROGRAMS

Performance Awards under this Plan paid in the form of cash incentives will be considered as part of eligible earnings for purposes of the Company's 401(k) pension, life insurance, and long-term disability plans. Deductions will be taken from cash incentive payments for the 401(k) and the stock purchase plans. Stock option grants have no impact on any benefit programs.

X.   EFFECT OF CHANGE IN EMPLOYMENT STATUS

A. VOLUNTARY OR INVOLUNTARY TERMINATION. A participant who voluntarily or involuntarily terminates employment prior to the achievement of a goal will relinquish all right to any performance award payment for goals achieved after the date of the termination.

B. NEW HIRES AND TRANSFERS INTO ACCESS PLATFORM: Employees hired or transferred into Access Platform Systems after 10/31/95 will not be eligible for participation in the Plan. Employees hired or transferred into Access Platform Systems before 10/31/95 will be eligible to become a Plan participant and to receive a pro-rata performance award. The specifics of an individual's pro-rata eligibility will be determined at the time of hire or transfer in the discretion of the Committee and will depend on the hire or transfer date and the number of goals achieved to date and/or the status of unachieved goals.

C. CHANGE BASED UPON VOLUNTARY OR INVOLUNTARY TRANSFER INTO A NON-ACCESS PLATFORM SYSTEMS POSITION: A participant who voluntarily or involuntarily transfers to a non-eligible position will generally not be eligible for any performance award payment for goals achieved after the effective date of the transfer. At the discretion of the Committee, the Committee may award a performance award payment if a goal achievement occurs shortly after a participant's effective date of transfer.

XI.  AMENDMENT OR TERMINATION OF THE PLAN

Subject to the terms of Section 7 of the 1991 Plan, the Board of Directors reserves and retains the right to modify, rescind, or terminate this Plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee of future participation in this Plan or any other Plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other Plan
in any future fiscal year.   All terms and conditions of the 1991 Plan,
including the "General Provisions" of Section 9 of the 1991 Plan, shall apply to this Plan.











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